Exhibit 4.10

THIRD AMENDMENT TO NOTE AGREEMENT

THIS THIRD AMENDMENT TO NOTE AGREEMENT (this “Amendment”), dated as of October 15, 2003, among U.S. CONCRETE, INC., a Delaware corporation (the “Company”), and the financial institutions listed on the signature pages hereto as Purchasers (the “Purchasers”), amends certain provisions of the Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Purchasers are parties to a Note Agreement, dated as of November 10, 2000, as amended by First Amendment to Note Agreement dated as of November 30, 2001, and as further amended by the Second Amendment to Note Agreement dated as of April 9, 2003 (as amended, modified and/or supplemented prior to the date hereof, the “Agreement”); and

WHEREAS, the Company has requested that the Purchasers amend the provisions of the Agreement described herein and the Required Holders are willing to approve the amendment of such provisions in accordance with the terms of this Amendment;

NOW, THEREFORE, it is agreed:

1. Effective on the Effective Date (as defined below), the Agreement is amended as follows:

(a) Paragraph 5A of the Agreement is amended to add new clause (x) thereto, such clause (x) to read as follows:

“(x) within thirty (30) days after the end of each calendar month the Company’s consolidated statement of income, a statement as to the balance of Funded Debt and Subordinated Debt as of the end of such calendar month and calculations of the Senior Debt Leverage Ratio described in paragraph 6A(2) and the Total Debt Leverage Ratio described in paragraph 6A(1), all certified by one of the Company’s financial officers as, to the best of his knowledge, presenting fairly in all material respects the information and approximations contained therein, subject to normal quarterly and year-end adjustments.

provided that if when the Company’s current Principal Bank Lending Agreement is refinanced the Company’s new Principal Bank Lending Agreement does not require any monthly financial reporting of the information described in clause (x), above, then the amendment to paragraph 5A of the Agreement made under this clause (a) shall cease to be effective.”

(b) The defined term of “Maximum Senior Debt Leverage Ratio” in paragraph 11 of the Agreement is hereby amended in its entirety to read as follows:

““Maximum Senior Debt Leverage Ratio” shall mean 2.00 to 1.00.

provided, that if when the Company’s current Principal Bank Lending Agreement is refinanced the Company’s new Principal Bank Lending Agreement (x) either (1) does not require the Company maintain a maximum ratio of the outstanding amount of all Senior Funded Debt to EBITDA or (2) requires the Company to maintain such ratio for four consecutive quarterly periods of greater than or equal to 2.25 to 1.00, then the amendment to the definition of “Maximum Senor Debt Leverage Ratio” made under this clause (b) shall cease to be effective or (y) requires such a ratio in a maximum amount greater than 2.00 to 1.00 but less than 2.25 to 1.00, then the “Maximum Senior Debt Leverage Ratio” shall be the same as such maximum ratio required under such new Principal Bank Lending Agreement.”

(c) the defined term of “Maximum Total Debt Leverage Ratio” in paragraph 11 of the Agreement is hereby amended in its entirety to read as follows:

““Maximum Total Debt Leverage Ratio” shall mean (w) 3.90 to 1.0 during the period from June 30, 2003 to September 29, 2003, (x) 3.75 to 1.0 during the period from September 30, 2003 to December 30, 2003, (y) 3.50 to 1.0 during the period from December 31, 2003 to June 29, 2004 and (z) 3.25 to 1.0 during the period from June 30, 2004 and thereafter.”

2. This Amendment is limited solely to the purposes and to the extent provided herein and shall have no applicability to any other obligation of the Company under the Agreement. This Amendment shall not be construed to be an amendment, except as specifically provided in this Amendment of any term, condition or provision of the Agreement. Except as specifically provided herein, the Agreement will continue in full force and effect.

3. To induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants that (a) no Default or Event of Default exists as of the Effective Date (as defined below) after giving effect to this Amendment, (b) that the Principal Bank Lending Agreement has been amended to contain provisions substantially the same as those contained in Section 1 above, (c) this Amendment has been duly executed and delivered on behalf of the Company and each Guarantor, (d) this Amendment constitutes a valid and legally binding agreement enforceable against the Company and each Guarantor, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (e) the representations and warranties contained in the Agreement are true and correct in all material respects on and as of the date of hereof, except to the extent any such representation or warranty relates to a prior date, and (f) the execution, delivery and performance of this Amendment has been duly authorized by the Company and each Guarantor.

4. To induce the Purchasers to enter into this Amendment, each of the parties listed on the signature page as Guarantors hereby ratifies and confirms that the Guaranty Agreement of such Guarantor remains in full force and effect after giving effect to this Amendment.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

7. This Amendment shall become effective on the date (the “Effective Date”) when (i) the Company, each Guarantor and the Required Holders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Company, (ii) the Company shall have paid as of the Effective Date to each holder of a Subordinated Note then outstanding an amendment fee equal to 0.10% of the principal amount of the Subordinated Notes of such holder and (iii) the amendment to the Principal Bank Lending Agreement referred to in Section 3 above shall be in form and substance satisfactory to the Required Holder(s).

8. The Company confirms its agreement in paragraph 12B of the Agreement to pay the fees and expenses of the Purchasers special counsel, Schiff Hardin & Waite, in connection with this Amendment.

9. From and after the Effective Date, all references in the Agreement shall be deemed to be references to the Agreement as amended hereby.

[Rest of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written.

“Company”

U.S. CONCRETE, INC.

By: /s/ Michael W. Harlan

Name: Michael W. Harlan
Title: Executive Vice President and Chief Operating Officer

“Purchasers”

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Brian N. Thomas

Name: Brian N. Thomas
Title: Vice President

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Timothy Powell

Name: Timothy Powell
Title: Director

TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA

By: /s/ Marina Mavrakis

Name: Marina Mavrakis
Title: Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA, Investments, Inc. (authorized agent)

By: /s/ Debra J. Height

Name: Debra J. Height
Title: Managing Director

ALLSTATE LIFE INSURANCE COMPANY

By: /s/ Douglas H. Allen

Name: Douglas H. Allen
Title: Authorized Signatory

By: /s/ Jerry D. Zinkula

Name: Jerry D. Zinkula
Title: Authorized Signatory

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Douglas H. Allen

Name: Douglas H. Allen
Title: Authorized Signatory

By: /s/ Jerry D. Zinkula

Name: Jerry D. Zinkula
Title: Authorized Signatory

SOUTHERN FARM BUREAU LIFE
INSURANCE COMPANY

By:

Name:
Title:

Acknowledged and Agreed to:

“Guarantors”

AFTM Corporation, a Michigan corporation

By: /s/ Terry Green

Name: Terry Green
Title: Vice President

American Concrete Products, Inc., a California corporation
Atlas-Tuck Concrete, Inc., an Oklahoma corporation
B.W.B., Inc. of Michigan, a Delaware corporation (successor to Superior Materials Company, Inc., a Delaware corporation)
Beall Industries, Inc., a Texas corporation
Beall Management, Inc., a Texas corporation
Builders’ Redi-Mix, LLC, a Delaware limited liability company
Central Concrete Corp., a Delaware corporation
Central Concrete Supply Co., Inc., a California corporation
Central Precast Concrete, Inc., a California corporation
Ready Mix Concrete Company of Knoxville, a Delaware corporation
San Diego Precast Concrete, Inc., a Delaware corporation
Sierra Precast, Inc., a California corporation
Smith Pre-Cast, Inc., a Delaware corporation
Superior Concrete Materials, Inc. (f/k/a Opportunity Concrete Corporation), a District of Columbia corporation
USC GP, Inc., a Delaware corporation

By: /s/ Donald Wayne

Name: Donald Wayne
Title: Vice President

Beall Concrete Enterprises, Ltd., a Texas limited partnership

By: Beall Management, Inc., a Texas corporation, its general partner

By: /s/ Donald Wayne

Name: Donald Wayne
Title: Vice President

Eastern Concrete Materials, Inc., a New Jersey corporation
Superior Materials, Inc. (f/k/a Superior Redi-Mix, Inc.), a Michigan corporation
Titan Concrete Industries, Inc. (f/k/a Carrier Excavation and Foundation Company), a Delaware corporation (successor to USC Midsouth, Inc., a Delaware corporation)

By: /s/ Cesar Monroy

Name: Cesar Monroy
Title: Vice President

USC Atlantic, Inc., a Delaware corporation
USC Michigan, Inc., a Delaware corporation

By: /s/ Michael W. Harlan

Name: Michael W. Harlan
Title: Vice President

USC Management Co., LP, a Texas limited partnership

By: USC GP, Inc., a Delaware corporation, its general partner

By: /s/ Donald Wayne

Name: Donald Wayne
Title: Vice President

Wyoming Concrete Industries, Inc., a Delaware corporation

By: /s/ Eugene P. Martineau

Name: Eugene P. Martineau
Title: Vice President